UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Alliance Imaging, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE IMAGING, INC.
1900 S. State College Blvd., Suite 600
Anaheim, CA 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2006

Dear Stockholders:

On Wednesday, May 24, 2006, Alliance Imaging, Inc. will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at Alliance’s corporate headquarters located at 1900 S. State College Boulevard, Suite 600, Anaheim, California 92806. The meeting will begin at 10:00 a.m. Pacific time.

Only record holders of shares of common stock of Alliance Imaging, Inc., par value $0.01 per share (“Common Stock”), at the close of business on April 24, 2006 are entitled to notice of, and to vote at this Annual Meeting and any adjournments or postponements thereof. The purpose of the meeting is to:

1.                Elect one (1) Class II director to hold office for a 3-year term;

2.                Approve the Amended and Restated 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries;

3.                Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.                Act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

By Order of the Board of Directors,
/s/ CHRISTOPHER J. JOYCE
Christopher J. Joyce
Secretary
Anaheim, California
April 28, 2006

ALLIANCE IMAGING, INC.
1900 S. State College Blvd., Suite 600
Anaheim, CA 92806

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 24, 2006

QUESTIONS AND ANSWERS

1. Q:   WHO IS SOLICITING MY VOTE?

A:   This proxy solicitation is being made and paid for by Alliance Imaging, Inc. (“Alliance,” “we” or “our”).

2. Q:   WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

A:   This Proxy Statement was first mailed to stockholders on or about April 28, 2006.

3. Q:   WHAT MAY I VOTE ON?

A:   (1)          The election of one (1) Class II director to hold office for a 3-year term;

(2)          The approval of the Amended and Restated 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries; and

(3)          The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

4. Q:   HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:   The Board recommends a vote FOR each of the proposals outlined in this Proxy Statement.

5. Q:   WHO IS ENTITLED TO VOTE?

A:   Record holders of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on April 24, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, 49,670,981 shares of Common Stock were outstanding. The shares of Common Stock in our treasury on that date, if any, will not be voted. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share on all matters to be voted on at the Annual Meeting.

6. Q:   HOW DO I VOTE?

A:   You may vote either by attending the Annual Meeting, or by signing and dating your proxy card and returning it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all of the proposals. You have the right to revoke your proxy at any time before the Annual Meeting by:

(1)          notifying our Secretary, Christopher J. Joyce, at the address shown above;

(2)          attending the Annual Meeting and voting in person; or

(3)          returning a later-dated proxy card.

7. Q:   WHO WILL COUNT THE VOTE?

A:   Our Assistant Secretary will count the votes and act as the inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The holders of a majority of the shares of Common Stock outstanding on the Record Date, represented in person or by proxy, constitutes a quorum for the transaction of business. Abstentions may be specified on proposals other than the election of directors and will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote. Abstentions and broker non-votes are counted toward a quorum.

8. Q:   HOW MANY VOTES ARE NEEDED TO APPROVE EACH OF THE ITEMS?

A:   The election of the director nominee must be by a plurality of the stockholders represented at the meeting in person or by proxy, and both the approval of the Amended and Restated 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 must be approved by a majority of shares entitled to vote on the proposal and represented at the meeting in person or by proxy.

9. Q:   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:   We do not know of any business to be considered at the 2006 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Howard K. Aihara and Christopher J. Joyce to vote on such matters at their discretion.

10. Q:   WHO IS THE LARGEST PRINCIPAL STOCKHOLDER?

A:   As of April 24, 2006, an affiliate of Kohlberg Kravis Roberts & Co., L.P. owned 35,144,570 shares of our Common Stock (70.8% of the voting shares). This entity has advised us that it intends to vote these shares of Common Stock in favor of each of the matters described above. Therefore, approval of such matters by the stockholders is assured.

11. Q:   WHERE CAN I FIND ALLIANCE’S FINANCIAL INFORMATION?

A:   Our consolidated financial statements and related information are included in the Annual Report on Form 10-K for the year ended December 31, 2005 which is enclosed with this Proxy Statement. The Form 10-K is enclosed with this Proxy Statement, but is not incorporated into this Proxy Statement and is not proxy soliciting material.

12. Q:   WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING DUE?

A:   In general, stockholders who, in accordance with the Securities and Exchange Commission’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2007 Annual Meeting must submit their proposals to our Secretary on or before December 29, 2006.

In accordance with our Bylaws, in order to be properly brought before the 2007 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary at the address set forth below no earlier than January 24, 2007 and no later than February 23, 2007. All stockholders must also comply with the applicable requirements of the Securities Exchange Act of 1934. Your submission must contain the specific information required in our Bylaws. If you would like a copy of our Bylaws, please write to the Secretary of Alliance Imaging, Inc. at 1900 S. State College Blvd., Suite 600, Anaheim, CA 92806.

13. Q:   WHO ARE THE PROXY SOLICITORS AND WHAT ARE THE SOLICITATION EXPENSES?

A:   We will reimburse brokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation material to owners of our stock in accordance with applicable rules. Our officers, directors and employees may undertake solicitation activities without any compensation for such duties.

PROPOSALS YOU MAY VOTE ON

PROPOSAL 1

ELECTION OF DIRECTOR

Our Board of Directors is divided into three classes, with each director serving a three year term and one class of directors being elected at each year’s annual meeting of stockholders. At each annual meeting of stockholders, nominees are elected as directors to a class with a term of office that expires at the annual meeting of stockholders held three years after the year of the nominee’s election, and until their successors are elected and qualified. The terms of office of the two incumbent Class II directors expire at the 2006 Annual Meeting. The Board has nominated incumbent director Anthony B. Helfet for election to a three-year term of office that will expire at the annual meeting to be held in 2009. Mr. James H. Greene, Jr. has elected not to stand for re-election as a director at the 2006 Annual Meeting.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR.

Michael W. Michelson, James C. Momtazee and Edward L. Samek are in the class of directors whose term expires at the 2007 Annual Meeting. Kenneth W. Freeman, Neil F. Dimmick and Paul S. Viviano are in the class of directors whose term expires at the 2008 Annual Meeting

Below is information about the Class II nominee and all other directors, including their principal occupation, business experience and other information, including directorships in other public companies. If for any reason any of the nominees should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other nominees. The Board, however, expects all nominees to be available to serve if elected.

Nominee and Other Members of the Board of Directors

The Class II Nominee

ANTHONY B. HELFET	Director Since October 2001
Age 62

Mr. Helfet, an investment banker, has been a director since October 2001. In March 2006, Mr. Helfet was named the Vice Chairman and the Co-Head of Mergers and Acquisitions of Merriman Curhan Ford & Co., a wholly-owned subsidiary of MCF Corporation. From September 2001 through December 2001, he was a Special Advisor to UBS Warburg. From 1991 to August 31, 2001, Mr. Helfet was a Managing Director of Dillon Read & Co. Inc. and its successor organization, UBS Warburg. Mr. Helfet was also Managing Director of the Northwest Region of Merrill Lynch Capital Markets from 1979 to 1989. Historically, Mr. Helfet has held other positions with Dean Witter Reynolds Inc. and Dillon Read & Co. Mr. Helfet is also a director of Layne Christensen Company and MCF Corporation. Mr. Helfet currently serves as a member of our Audit Committee.

Incumbent Class III Directors serving for a term expiring in 2007

MICHAEL W. MICHELSON	Director Since November 1999
Age 55

Mr. Michelson has been a director since November 1999. Mr. Michelson has been a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. since 1996. Prior thereto, he was a general partner of Kohlberg Kravis Roberts & Co, L.P. Mr. Michelson currently serves as chairman of our Compensation Committee and as a member of our Executive Committee. Mr. Michelson is also a director of Accellent, Inc.

JAMES C. MOMTAZEE	Director Since May 2002
Age 34

Mr. Momtazee, a director since May 2002, has been an executive of Kohlberg Kravis Roberts & Co., L.P. beginning in 1996. From 1994 to 1996, Mr. Momtazee was with Donaldson, Lufkin & Jenrette in its investment banking department. Mr. Momtazee currently serves as a member of our Compensation Committee and Executive Committee. Mr. Momtazee is also a director of Accellent, Inc.

EDWARD L. SAMEK	Director Since October 2001
Age 69

Mr. Samek has been a director since October 2001. Mr. Samek served as vice chairman of MedQuist, Inc. from 1998 to 2000 and as chairman and chief executive officer of The MRC Group and predecessor companies from 1982 to 1998 when it was acquired by MedQuist. Previously he served as President of Hudson Pharmaceutical Corporation and Childcraft Education Corp. He has also held executive and management positions with Procter & Gamble, Johnson & Johnson and Avon Products, Inc. Currently an independent consultant and investor, Mr. Samek serves as a director of North American Management Corp., Caremedic Systems, Inc., Veritext, LLC, the Jackson Laboratory, Water Jel and The Medical Transcription Industry Alliance. Mr. Samek currently serves as a member of our Audit Committee.

Incumbent Class I Directors serving for a term expiring in 2008

KENNETH W. FREEMAN	Director Since September 2005
Age 55

Mr. Freeman has been a director since September 2005. Mr. Freeman is a managing director of Kohlberg Kravis Roberts & Co. L.P., or KKR, an investment firm, where he has held such position since May 2005. Prior to joining KKR, Mr. Freeman served as Chairman and CEO of Quest Diagnostics Incorporated from its inception in January 1997 through May 2004. Mr. Freeman retired from his role as Chairman of the Board of Directors in December 2004. Between 1995 and 1997, Mr. Freeman served as CEO of Corning Clinical Laboratories, the predecessor company to Quest Diagnostics. Prior to 1995, Mr. Freeman served in a variety of financial and general management positions at Corning Incorporated, which he joined in 1972. Mr. Freeman has not been appointed to any Board committees.

NEIL F. DIMICK	Director Since November 2002
Age 56

Mr. Dimick, a healthcare consultant and private investor, has been a director since November 2002. Mr. Dimick served as executive vice president and chief financial officer of AmerisourceBergen Corporation from August 2001 through April 2002. From 1992 through August 2001 he served as senior executive vice president and chief financial officer of Bergen Brunswig Corporation. Mr. Dimick began his career as a corporate auditor with Deloitte & Touche in 1973 where he held the position of partner for eight years. Mr. Dimick is also a director of WebMD Corporation, Emdeon Corporation (the parent of WebMD Corporation), Resources Connection, Inc., Thoratec Corporation and Mylan Laboratories, Inc. Mr. Dimick currently serves as Chairman of our Audit Committee.

PAUL S. VIVIANO	Director Since January 2003
Age 53

Mr. Viviano has been a director since January 2003, the Chairman of our Board since November 2003, and our chief executive officer since April 7, 2003. He served as our president and chief operating officer from January 2, 2003 through April 6, 2003. Prior to joining us, Mr. Viviano was chief executive officer of

USC University Hospital and USC Norris Cancer Hospital from 2000 through 2002. He has also served the St. Joseph Health System from 1987 to 2000 in the most recent capacity of its executive vice president and chief operating officer from 1995 to 2000. Mr. Viviano currently serves as the Chairman of our Executive Committee.

Corporate Governance and Board Committees

Alliance’s business is managed under the direction of our Board of Directors. The Board selects our officers, delegates responsibilities for the conduct of our operations to those officers, and monitors their performance.

Our Board of Directors has reviewed the independence of the members of our Board, in accordance with the guidelines set out in our Corporate Governance Guidelines (available at www.allianceimaging.com/investorrelations/ corporategovernance ) and Section 303A of the Listed Company Manual of the New York Stock Exchange, or NYSE. As a result of the review, the Board of Directors has determined that Messrs. Helfet, Michelson, Momtazee, Samek, Freeman and Dimick each qualify as independent directors in accordance with Section 303A. In making its independence determinations, the Board noted in particular the following:

•       34,617,490 shares of our common stock are beneficially owned by KKR 1996 GP L.L.C. KKR 1996 GP L.L.C., a limited liability company, is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P. As of the date hereof, KKR 1996 Fund L.P. is the senior member of Viewer Holdings L.L.C., which is the record holder of the 34,617,490 shares. Mr. Michelson is a member of KKR 1996 GP L.L.C., and Mr. Momtazee is a limited partner of KKR Associates 1996 L.P.

•       527,080 shares of our common stock are beneficially owned by Strata L.L.C. Strata L.L.C. is the sole general partner of KKR Associates (Strata) L.P., which is a general partner of KKR Partners II L.P. As of the date hereof, KKR Partners II L.P. is a member of Viewer Holdings L.L.C., which is the record holder of the 527,080 shares. Mr. Michelson is a member of Strata L.L.C., and Mr. Momtazee is a limited partner of KKR Associates (Strata) L.P.

•       KKR provides management, consulting and financial services to Alliance Imaging and we paid KKR an annual fee of $650,000 in 2005 in quarterly installments in arrears at the end of each calendar quarter, for these services. In addition, we reimburse KKR and its affiliates for all reasonable costs and expenses incurred in connection with the management, consulting and financial services provided by KKR. We are also contractually obligated to reimburse KKR and its affiliates for all reasonable costs and expenses incurred in connection with its ownership of our shares of common stock.

The Board noted that under Section 303A, the concern is independence from management, and that the New York Stock Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. The Board also noted that KKR is a private equity firm that was founded in 1976, has completed more than 130 transactions involving in excess of $21 billion of equity capital, and currently has investments in over 30 companies. The Board determined that none of the above relationships constituted a material relationship with Alliance Imaging for purposes of Section 303A or impaired the independence of Messrs. Michelson, Momtazee or Freeman.

Our Board of Directors meets four times a year in regularly scheduled meetings. It may meet more often if necessary. The Board held seven meetings in the fiscal year ended December 31, 2005, referred to as fiscal 2005. During fiscal 2005, all directors, except for James H. Greene, attended 75% or more of the total of (i) all meetings of the Board of Directors and (ii) all meetings of Committees of the Board on which such director served. In addition to the formal meetings noted above, the Board and the committees of the Board are consulted frequently and often act by written consent taken without a meeting. Our directors are invited to attend our 2006 Annual Meeting. Our Chairman, Mr. Viviano, attended and presided over our 2005 Annual Meeting.

Executive management, in consultation with the Board of Directors, usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may raise other matters at the meetings. The chief executive officer, chief operating officer, chief financial officer, general counsel and other selected members of senior management make presentations to the Board at the meetings and a substantial portion of the meeting time is devoted to the Board’s discussion of these presentations. Significant matters that require Board approval are voted on at the meetings. Board members have complete access to senior management.

Our Board of Directors currently has three committees, the Executive Committee, the Compensation Committee and the Audit Committee (Committee charters are available at ww.allianceimaging.com/investorrelations/corporategovernance ). The Board does not have a nominating and corporate governance committee or any related charter. The Board of Directors believes that it is appropriate not to have a standing Nominating and Corporate Governance Committee because we are a “controlled” company as defined under Section 303A of the NYSE Listed Company Manual. Each director participates in the consideration of director nominees and corporate governance matters. The Executive Committee is responsible for identifying, screening and recommending candidates to the entire Board for Board membership. The non-management directors meet regularly in executive session without the presence of our management. The position of presiding director of these executive sessions is assumed by the most senior member of our Executive Committee present at the meeting.

The Executive Committee exercises all powers and authority of the Board of Directors with some exceptions as provided under Delaware law. The purpose of the Executive Committee is to allow for decisions to be made on our behalf between regular meetings of the Board of Directors. The Committee’s current members are Messrs. Michelson, Momtazee and Viviano (Chairman). During fiscal 2005 the Executive Committee held 12 meetings.

The Executive Committee is also responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current Board members), the Executive Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including ability to make analytical inquiries, representation of significant stockholders, general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, experience in our industry and with relevant social policy concerns, understanding of our business on a technical level, other board service and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Stockholders may nominate candidates for election to our Board of Directors in accordance with our Bylaws, a copy of which can be obtained by writing to the Corporate Secretary of Alliance Imaging, Inc., 1900 S. State College Blvd., Suite 600, Anaheim, CA 92806. In general, such nominations must be received in writing by the Company’s Secretary not less than 90 nor more than 120 days before the first anniversary of the preceding year’s annual meeting, as set forth in our Bylaws. The nomination must be accompanied by the name and address of the nominating stockholder. It must state the number and class of shares held. It must include information regarding each nominee that would be required to be included in a proxy statement.

The Compensation Committee has the authority to determine executive base compensation and incentive compensation and approve the terms of stock option grants pursuant to our option plans and arrangements. The Committee’s current members are Messrs. Michelson (Chairman) and Momtazee. During fiscal 2005 the Compensation Committee held four meetings. For additional information concerning the Compensation Committee, see “Report of the Compensation Committee on Executive Compensation.”

The Audit Committee, which is solely responsible for appointing our independent registered public accounting firm, subject to stockholder approval, is also responsible for assisting our Board of Directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and independent registered public accounting firm. The members of the Audit Committee are Messrs. Dimick (Chairman), Helfet and Samek. Our Board of Directors has determined that the members of the Audit Committee are “independent” as defined in the NYSE Listing Company Manual. Our Board of Directors has also determined that each member of the Audit Committee is financially literate, as required under the NYSE listing standards, and that Neil Dimick is an “audit committee financial expert” within the meaning of SEC rules. During fiscal 2005, the Audit Committee held eight meetings. For additional information concerning the Audit Committee, see “Report of the Audit Committee of the Board of Directors.”

Stockholders and other parties interested in communicating directly with our independent directors as a group, non-management directors as a group and our Audit Committee may do so by writing to Corporate Secretary, Alliance Imaging, Inc., 1900 S. State College Boulevard, Suite 600, Anaheim, California 92806. Our Corporate Secretary will review all such correspondence and forward to the Board of Directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee and handled in accordance with the procedures established by our Audit Committee with respect to such matters.

Hotline for Accounting or Auditing Matters

As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, the Audit Committee established a hotline for the receipt of complaints regarding our accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees or shareholders of concerns regarding questionable accounting or auditing matters. Employees or shareholders may call the following number (800) 799-4605 to make anonymous submission of their concerns.

Directors’ Compensation

Our non-employee directors receive an annual fee of $25,000 and reimbursement of travel expenses in consideration for their services as directors. Effective October 1, 2004, our Board increased the fees payable to directors who also serve as members of our Audit Committee by $10,000 per annum and $15,000 per annum with respect to the director which serves as Chairman of our Audit Committee. We have established a directors’ deferred compensation plan for all non-employee directors. Each of our seven non-employee directors has elected to participate in the director plan and have their annual board membership fee of $25,000 deferred into a stock account and converted quarterly into phantom shares. Upon retirement, separation from the Board of Directors, or the occurrence of a change of control, each director has the option of being paid cash or issued common stock for their phantom shares. The following table summarizes the number of shares of phantom stock held in the respective accounts of our board members as of December 31, 2005:

Phantom Shares
Name	in Plan Account
Michael W. Michelson	23,499
Edward L. Samek	17,498
Anthony B. Helfet	17,375
James C. Momtazee	16,289
Neil F. Dimick	14,915
James H. Greene, Jr.	11,651
Kenneth W. Freeman	1,201

PROPOSAL 2

THE APPROVAL OF THE AMENDED AND RESTATED 1999 EQUITY PLAN
FOR EMPLOYEES OF ALLIANCE IMAGING, INC. AND SUBSIDIARIES.

This Proposal No. 2, if approved, would amend and restate the 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries to permit the issuance of restricted stock, restricted stock units, stock bonus and performance-based awards. Our Board of Directors approved the amended and restated 1999 Equity Plan on April 7, 2006, subject to stockholder approval.

The principal features of the 1999 Equity Plan are summarized below, but the summary is qualified in its entirety by reference to the 1999 Equity Plan itself which is attached to this proxy statement as Appendix A.

General

We believe that the 1999 Equity Plan should be amended to provide us with the ability to continue to provide grant awards to officers, key employees, consultants and non-employee directors. The continued ability to grant a variety of equity awards provides us with a valuable tool to help attract and retain officers, key employees, consultants and non-employee directors who will help us meet our goals in the future. The existing 1999 Equity Plan was first adopted by our Board of Directors and approved by our stockholders in November 1999. As of December 31, 2005, awards covering an aggregate of 3,499,775 shares were outstanding under the 1999 Equity Plan, and 1,899,725 shares remained available for future grants. The closing share price for our common stock on the NYSE on April 24, 2006 was $5.02.

New Plan Benefits

Under the 1999 Equity Plan, our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer have received the following option grants: Paul S. Viviano, our Chairman of the Board of Directors and Chief Executive Officer, has received options to purchase 1,410,000 shares; Andrew P. Hayek, our President and Chief Operating Officer, has received options to purchase 680,000 shares; Howard K. Aihara, our Executive Vice President and Chief Financial Officer, has received options to purchase 235,000 shares; Christopher J. Joyce, our Senior Vice President and Secretary, has received options to purchase 80,000 shares; and Nicholas A. Poan, our Vice President and Corporate Controller, has received options to purchase 23,000 shares. Our executive officers as a group have received options to purchase an aggregate of 2,428,000 shares under the 1999 Equity Plan. Our non-executive officer directors as a group have not received options to purchase shares under the 1999 Equity Plan. Our non-executive officer employees as a group have received options to purchase an aggregate of 1,530,900 shares under the 1999 Equity Plan. Anthony B. Helfet, the nominee for election as a director, has received no options to purchase shares under the 1999 Equity Plan.

All future grants under the 1999 Equity Plan are within the discretion of our compensation committee of the Board of Directors or another committee of the Board of Directors designated by the Board of Directors to administer the 1999 Equity Plan (the compensation committee or such other committee, the “Committee”) and the benefits of such grants are, therefore, not determinable.

Description of Proposed Amendments

•       The 1999 Equity Plan currently allows for the grant of non-qualified stock options. In addition to awards of non-qualified stock options, the 1999 Equity Plan as proposed to be amended would permit the award of restricted stock, restricted stock units, stock bonus, and performance-based awards.

•       The 1999 Equity Plan as proposed to be amended will have a new ten-year term extending through May 2016.

•       The 1999 Equity Plan as proposed to be amended sets a maximum number of shares that can be granted to any person within a specified period; specifically, the plan provides that no participant will be granted, in any calendar year, awards to purchase more than 2,000,000 shares of common stock.

The 1999 Plan is not being amended in any material respect other than to reflect the changes described above.

Purposes

The purposes of the 1999 Equity Plan are to promote the long term financial interests and growth of the Company and our subsidiaries by attracting and retaining management and personnel with the training, experience and ability to enable them to make a substantial contribution to the success of our business; to motivate personnel by means of growth-related incentives to achieve long range goals; and to further the identity of interests of participants with those of our stockholders through opportunities for stock or stock-based ownership in us.

Shares Subject to the 1999 Equity Plan

The number of shares of our common stock that may be issued pursuant to awards granted under the 1999 Equity Plan shall not exceed, in the aggregate, 6,325,000 shares. To the extent that an award is forfeited, terminated, canceled or expired without being exercised, any shares subject to the award will be available for future grants under the 1999 Equity Plan.

Administration

The 1999 Equity Plan may generally be administered by the Committee. The 1999 Equity Plan is currently being administered by the compensation committee of our Board of Directors (the “Compensation Committee”). The Compensation Committee has been constituted to satisfy the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code, or Code. The Committee has the power, authority and discretion to administer, construe and interpret the 1999 Equity Plan to make rules for carrying out the 1999 Equity Plan and to make changes in such rules.

Eligibility

Our employees, consultants and other persons having a unique relationship with us or any of our subsidiaries are eligible to receive awards under the 1999 Equity Plan. As of April 24, 2006, we had approximately 2,125 employees and consultants; and, there are currently no other persons having a unique relationship with us or any of our subsidiaries. The Committee determines which of our employees, consultants and other persons will be granted awards. No employee or consultant is entitled to participate in the 1999 Equity Plan as a matter of right nor does any such participation constitute assurance of continued employment. Only those who are selected to receive grants by the Committee may participate in the 1999 Equity Plan.

Awards Under the 1999 Equity Plan

Assuming approval of this Proposal 2, the 1999 Equity Plan provides that the Committee may grant or issue non-qualified stock options, restricted stock, restricted stock units, stock bonus, or performance-based awards. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonqualified Stock Options, or NQSOs, provide for the right to purchase common shares at a specified price which may not be less than 85% of the fair market value of a share of our common stock on the date of grant, and usually will become exercisable in one or more installments after the grant date. At the time of grant, the Committee shall determine, and shall have specified in the award agreement or other plan rules, the option exercise period, the option exercise price, and such other conditions or restrictions on the grant or exercise of the NQSO as the Committee deems appropriate. NQSOs may not be exercised more than 10 years after the date granted.

Restricted Stock, assuming approval of this Proposal 2, may be awarded to participants in such amounts and subject to such terms and conditions as determined by the Committee. Awards of restricted stock are subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote the restricted stock or the right to receive dividends on the restricted stock). These restrictions lapse as the Committee determines at the time of the grant of the restricted stock or thereafter. The Committee may establish the exercise or purchase price, if any, of any restricted stock, but such price shall not be less than the par value of a share of common stock on the date of grant. The Committee may determine that participants may be awarded restricted stock in consideration for past services actually rendered to us for our benefit. All awards of restricted stock made shall be evidenced by an award agreement.

Restricted Stock Units, assuming approval of this Proposal 2, may be awarded to participants in such amounts and subject to such terms and conditions as determined by the Committee. At the time of the grant of restricted stock units, the Committee shall specify the date or dates on which the restricted stock units become fully vested and nonforfeitable, and may specify such conditions to vesting as the Committee deems appropriate. The Committee may establish the exercise or purchase price, if any, of any restricted stock unit, but such price will not be less than the par value of a share of common stock on the date of grant. The Committee may determine that the participants may be awarded restricted stock units in consideration for past services actually rendered to us for our benefit. A restricted stock unit will only be exercisable or payable while the participant is an employee or consultant of us, but the Committee in its sole and absolute discretion may provide that a restricted stock unit may be exercised or paid subsequent to a termination of employment or service or following a change of control of us or because of the participant’s retirement, death or disability or otherwise. All awards of restricted stock units shall be subject to the additional terms and conditions as determined by the Committee and as evidenced by an award agreement.

Stock Bonus Awards, assuming approval of this Proposal 2, may be awarded to participants in such amounts and subject to such terms and conditions as determined by the Committee. The Committee may establish the exercise or purchase price, if any, of any stock bonus award but such price will not be less than the par value of a share of common stock on the date of grant. The Committee may determine that the participants may be awarded stock bonus awards in consideration for past services actually rendered to us for our benefit. A stock bonus award will only be exercisable or payable while the participant is an employee or consultant of us, but the Committee in its sole and absolute discretion may provide that a stock bonus award may be exercised or paid subsequent to a termination of employment or service or following a change of control of us or because of the participant’s retirement, death or disability or otherwise. All stock bonus awards shall be subject to the additional terms and conditions as determined by the Committee and as evidenced by an award agreement.

Performance Criteria

The Committee may designate employees as “covered employees” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The Committee may grant to such covered employees restricted stock, restricted stock units, and stock bonus awards that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance goals as applicable to us or any of our divisions or operating units (“performance-based awards”):

Net earnings (either before or after interest, taxes, depreciation and amortization);

economic value-added (as determined by the Committee);

sales or revenue;

net income (either before or after taxes);

operating earnings;

cash flow (including, but not limited to, operating cash flow and free cash flow);

cash flow return on capital;

return on net assets;

return on stockholders’ equity;

return on assets;

return on capital;

stockholder returns;

return on sales;

gross or net profit margin;

productivity;

expense;

margins;

operating efficiency;

customer satisfaction;

working capital;

earnings per Share;

price per Share; and

market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

The maximum number of shares which may be subject to options, restricted stock awards, restricted stock unit awards, stock bonus awards, and performance-based awards granted under the 1999 Equity Plan to any individual in any calendar year may not exceed 2,000,000 shares of common stock.

Term of 1999 Equity Plan

Assuming approval of this Proposal 2, the 1999 Equity Plan will have a new ten-year term extending through May 2016. No awards shall be made under the 1999 Equity Plan beyond 10 years after the approval by our Board of Directors of the 1999 Equity Plan, as amended and restated on May 24, 2006 but the terms of the awards made on or before the expiration of the 1999 Equity Plan may extend beyond such expiration.

Limitations and Conditions of Awards

Each award is evidenced by an award agreement between us and the participant, and is subject to the following additional terms and conditions:

No Rights Until Issuance of Share Certificates.   Participants shall not be, and shall not have any of the rights or privileges of, our stockholders in respect of any shares purchasable or otherwise acquired relating to any award unless and until certificates representing such shares have been issued by us to the participants.

Individual Award Limit.   Assuming approval of this Proposal 2, no participant shall be granted, in any calendar year, awards to purchase more than 2,000,000 shares of common stock. This limitation shall be adjusted proportionately in connection with any change in our capitalization.

Awards Not Transferable

Other than as specifically provided by will or by the applicable laws of descent and distribution or the terms of any applicable trust, no benefit under the 1999 Equity Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the participant. No election as to benefits or exercise of the awards or other rights made under the 1999 Equity Plan may be made during a participant’s lifetime by anyone other than the participant except by a legal representative appointed for or by the participant.

Adjustments Upon Changes in Capitalization

In the event of any change in the outstanding shares of common stock (including an exchange for cash) by reason of a stock split, reverse stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Committee shall adjust appropriately the number and kind of shares subject to the 1999 Equity Plan and available for or covered by awards and share prices related to outstanding awards, and make such other revisions to outstanding awards as the Committee deems are equitably required.

Under the 1999 Equity Plan, the Committee may, in its sole discretion, provide that awards granted under the plan cannot be exercised after a change of control, in which case they will become fully vested and exercisable prior to the completion of the change of control. The Committee may also provide that awards remaining exercisable after the change of control may only be exercised for the consideration received by stockholders in the change of control, or its cash equivalent. A change of control is defined in the 1999 Equity Plan as the:

•       merger or consolidation of our corporation into another corporation;

•       exchange of all or substantially all of our assets for the securities of another corporation;

•       acquisition by another corporation of 80% or more of our then outstanding shares of voting stock; or

•       recapitalization, reclassification, liquidation or dissolution of our corporation, or other adjustment or event which results in shares of our common stock being exchanged for or converted into cash, securities or other property.

Amendment and Termination of the 1999 Equity Plan

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding awards as are consistent with the 1999 Equity Plan; but, except for adjustments under made upon changes in capitalization as discussed above, no such action shall modify such award in a manner adverse to the participant without the participant’s consent except as such modification is provided for or contemplated in the terms of the award. The Board of Directors may amend, suspend or terminate the Plan.

Federal Income Tax Consequences Associated with the 1999 Equity Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 1999 Equity Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options.   For federal income tax purposes, if an optionee is granted NQSOs under the 1999 Equity Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs, the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Restricted Stock and Restricted Stock Units.   A participant to whom restricted stock or restricted stock units are issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price, and we will be entitled to a deduction for the same amount. Similarly, when restricted stock units vest and the underlying stock is issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of restricted stock units.

Stock Bonus Awards.   A participant to whom stock bonus awards are issued generally will recognize ordinary income in the amount of the fair market value of the stock awarded and we generally will be entitled to a deduction for the same amount. If, however, such shares are subject to a substantial risk of forfeiture, then the tax rules described above with respect to restricted stock awards would be applicable.

Section 162(m) of the Code.   In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the “performance-based compensation” exception if the options are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance-based awards granted under the 1999 Equity Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

We have attempted to structure the 1999 Equity Plan in such a manner that the Compensation Committee can determine the terms and conditions of stock options and performance-based awards granted thereunder such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A.   Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Also, Section 409A generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

If a 1999 Equity Plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Internal Revenue Service has not issued final regulations under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to awards issued under the Plan) are not entirely clear.

Under the 1999 Equity Plan, assuming approval of this Proposal 2, in the event that following the effective date of the 1999 Equity Plan, the Committee determines that any award made under the 1999 Equity Plan may be subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the 1999 Equity Plan), the Committee may adopt such amendments to the 1999 Equity Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (b) comply with the requirements of Section 409A and related Department of Treasury guidance.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting shall be required to approve the proposed Amended and Restated 1999 Equity Plan for Alliance Imaging, Inc. and Subsidiaries.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 1999 EQUITY PLAN FOR ALLIANCE IMAGING, INC. AND SUBSIDIARIES.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, referred to as fiscal 2006, subject to your ratification. Deloitte & Touche LLP has served as our independent registered public accounting firm since November 1999. Deloitte & Touche LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006.

Principal Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2005 and 2004 by our independent registered public accounting firm, Deloitte & Touche LLP, were:

	Fiscal Year Ended
	2005	2004
Audit fees(a)	$651,000	$758,000
Audit-related fees(b)	101,000	24,000
Total audit and audit-related fees	752,000	782,000
Tax fees(c)	—	8,000
All other fees(d)	—	6,000
Total fees	$752,000	$796,000

(a)           Includes fees for the audit of our annual financial statements and the annual audit of our internal controls over financial reporting, annual audits of the financial statements of our joint ventures, and services associated with securities filings such as comfort letters, consents and assistance with review of documents filed with the SEC.

(b)          Includes employee benefit plan audit fees, accounting consultations and due diligence services for acquisitions.

(c)           Includes tax consultation.

(d)          Includes fees for other permitted non-audit services such as billing compliance reviews. Deloitte & Touche LLP was not engaged and did not receive fees for financial information system design and implementation services.

All audit and non-audit services performed by our independent registered public accounting firm must be specifically pre-approved by our Audit Committee. Consistent with this policy, in 2005 all audit and non-audit services performed by Deloitte & Touche LLP were pre-approved by our Audit Committee.

A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. He or she will have the opportunity to speak at the meeting and respond to appropriate questions.

OWNERSHIP OF ALLIANCE COMMON STOCK

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 31, 2006, (i) by each person who is known by us to own beneficially more than 5% of our Common Stock; (ii) by each of our directors; (iii) by each of our officers (and former officers) identified in the table set forth under the heading “Summary Compensation Table”; and (iv) by all of our executive officers and directors as a group.

Name	Common Stock Owned Beneficially(1)	Percentage of Shares Beneficially Owned
KKR 1996 GP L.L.C.(2)	34,617,490	69.7%
Strata L.L.C.(3)	527,080	1.1%
Paul S. Viviano(4)	703,411	1.4%
Andrew P. Hayek(5)	265,000	*
Howard K. Aihara(6)	48,500	*
Russell D. Phillips, Jr.(7)	139,250	*
Nicholas A. Poan(8)	2,050	*
Kenneth W. Freeman(2)(3)	—	*
James H. Greene, Jr.(2)(3)	35,144,570	70.8%
Michael W. Michelson(2)(3)	35,144,570	70.8%
James C. Momtazee(2)(3)	—	*
Neil F. Dimick	—	*
Anthony B. Helfet	—	*
Edward L. Samek	—	*
All Present Executive Officers and Directors (12 persons)(9)(10)	36,312,781	71.6%

*                    Less than 1%

(1)          Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of common stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The percentages are based upon 49,633,581 shares outstanding as of March 31, 2006, except for certain parties who hold options that are presently exercisable or exercisable within 60 days of March 31, 2006. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of March 31, 2006 are based upon the sum of 49,633,581 shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of March 31, 2006 held by them, as indicated in the following notes.

(2)          Shares of Common Stock shown as beneficially owned by KKR 1996 GP L.L.C. are held by Viewer Holdings L.L.C. KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P. As of the date hereof, KKR 1996 Fund L.P. is the senior member of Viewer Holdings L.L.C. KKR 1996 GP L.L.C. is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Perry Golkin, Johannes Huth, Todd A. Fisher and Alexander Navab. Messrs. Greene and Michelson are current members of our Board of Directors and Mr. Michelson is the Chairperson of our Compensation Committee and a member of our Executive Committee. Each of such individuals may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP L.L.C. Each of such individuals disclaims beneficial ownership. Messrs. Freeman and Momtazee are members of our Board of Directors and also executives of KKR and Mr. Momtazee is a limited partner of KKR Associates 1996 L.P. Mr. Momtazee is also a member of our Compensation Committee and Executive Committee. Messrs. Freeman and Momtazee disclaim that they are the beneficial owner of any shares beneficially owned by KKR Associates 1996 L.P. The address of KKR 1996 GP L.L.C. and Messrs. Greene, Michelson, Momtazee and Freeman is: c/o Kohlberg Kravis Roberts & Co., L.P., 9 West 57th Street, New York, NY 10019.

(3)          Shares of Common Stock shown as beneficially owned by Strata L.L.C. are held by Viewer Holdings L.L.C. Strata L.L.C. is the sole general partner of KKR Associates (Strata) L.P., which is a general partner of KKR Partners II L.P. As of the date hereof, KKR Partners II L.P. is a member of Viewer Holdings L.L.C. Strata L.L.C. is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Perry Golkin, Johannes Huth, Todd A. Fisher and Alexander Navab. Messrs. Greene and Michelson are current members of our Board of Directors and Mr. Michelson is the Chairperson of our Compensation Committee and a member of our Executive Committee. Each of such individuals may be deemed to share beneficial ownership of any shares beneficially owned by Strata L.L.C. Each of such individuals disclaims beneficial ownership. Messrs. Freeman and Momtazee are members of our Board of Directors and Mr. Momtazee is a limited partner of KKR Associates (Strata) L.P. Mr. Momtazee is also a member of our Compensation Committee and Executive Committee. Messrs. Freeman and Momtazee disclaim that they are the beneficial owners of any shares beneficially owned by KKR Associates (Strata) L.P.

(4)          This amount includes 637,000 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(5)          This amount represents 265,000 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(6)          This amount represents 48,500 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(7)          This amount represents 139,250 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(8)          This amount represents 2,050 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(9)          This amount includes 1,101,800 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(10)    R. Brian Hanson was employed by us as Executive Vice President and Chief Financial Officer from July 26, 2004 through November 1, 2005. As of November 1, 2005, Mr. Hanson held 18,933 shares. He also held options to purchase 35,000 shares which he subsequently exercised on January 10, 2006. As of March 31, 2006, we had no information with respect to Mr. Hanson’s share holdings.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid by us for fiscal years 2005, 2004 and 2003 to our Chief Executive Officer and to each of our four other most highly compensated executive officers as of the end of fiscal 2005 and our former Executive Vice President and Chief Financial Officer who was not an executive officer as of the end of fiscal 2005, referred to as the “named executive officers.”

							Long-Term Compensation
	Annual Compensation						Securities
Principal Position	Year(1)	Salary	Bonus		Other Annual Compensation(2)		Underlying Stock Options/SAR’s(3)	All Other Compensation(4)
Paul S. Viviano(5)	2005	$465,000	$126,788		$—		140,000	$1,932
Chairman of the	2004	$465,000	$488,250		—		120,000	—
Board and Chief Executive Officer	2003	396,923	384,750	(6)	—		1,000,000	—
Andrew P. Hayek(7)	2005	300,000	126,154		—		100,000	7,045
President and Chief	2004	300,000	295,313		—		80,000	4,919
Operating Officer	2003	195,673	100,000		—		400,000	482
Howard K. Aihara	2005	167,596	60,000		—		170,000	8,388
Executive Vice	2004	157,500	106,934	(8)	—		10,000	10,874
President and Chief Financial Officer	2003	140,595	22,460		—		20,000	4,522
R. Brian Hanson(9)	2005	243,771	—		254,274		75,000	4,718
Former Executive	2004	101,538	127,914	(10)	114,736	(11)	250,000	1,482
Vice President and Chief Financial Officer	2003	—	—		—		—	—
Russell D. Phillips, Jr.(12)	2005	197,769	758		—		20,000	16,057
Former Executive Vice	2004	197,000	122,002		—		20,000	13,226
President, General Counsel and Secretary	2003	190,000	40,470		—		40,000	15,553
Nicholas A. Poan(13)	2005	98,077	25,000		—		5,000	4,977
Vice President and	2004	75,692	25,771	(14)	—		—	2,169
Corporate Controller	2003	45,769	3,728		—		3,000	144

(1)    Rows specified “2005,” “2004” and “2003” represent fiscal years ended December 31, 2005, 2004 and 2003, respectively.

(2)    With respect to each named officer for each fiscal year this table excludes perquisites which did not exceed the lesser of $50,000 or 10% of the named officer’s salary and bonus for the fiscal year.

(3)    Stock options were granted under our 1999 Equity Plan.

(4)    Includes: 401(k) matching contributions (for 2005, 2004 and 2003, respectively): Mr. Hayek—$6,515, $4,544 and $271; Mr. Phillips—$5,035, $4,495 and $4,301; Mr. Aihara—$5,032, $4,511 and $4,322; Mr. Hanson—$4,246, $1,426 and $0; and Mr. Poan—$3,018 (2005 only). Cash payments in lieu of accrued vacation (for 2005, 2004 and 2003, respectively): Mr. Phillips—$10,608, $8,335 and $10,962; Mr. Aihara—$3,029, $6,058 and $0;and Mr. Poan—$1,923 (2005 only). The balance for each named officer represents life insurance premiums paid by us.

(5)    Mr. Viviano joined us in January 2003 as our President and Chief Operating Officer and a member of our Board. Effective April 2003, Mr. Viviano became our President and Chief Executive Officer and effective November 2003, Mr. Viviano became the Chairman of our Board. As of October 1, 2004, Mr. Viviano serves as Chairman of the Board and Chief Executive Officer.

(6)    Includes a $225,000 signing bonus paid to Mr. Viviano under his employment agreement.

(7)    Mr. Hayek joined us in April 2003 as our Executive Vice President and Chief Operating Officer. As of October 1, 2004, Mr. Hayek serves as our President and Chief Operating Officer.

(8)    Includes a $10,000 discretionary bonus paid to Mr. Aihara for his efforts in connection with our December 2004 debt refinancing.

(9)    Mr. Hanson was employed by us as Executive Vice President and Chief Financial Officer from July 26, 2004 through November 1, 2005.

(10)  Includes a $25,000 discretionary bonus paid to Mr. Hanson for his efforts in connection with our December 2004 debt refinancing.

(11)  Represents relocation costs, temporary housing expenses and closing costs associated with the sale of Mr. Hanson’s prior residence.

(12)  Mr. Phillips resigned from all positions with Alliance Imaging and its affiliates effective February 3, 2006.

(13)  Mr. Poan became Vice President and Corporate Controller effective December 1, 2005.

(14)  Includes a $5,000 discretionary bonus paid to Mr. Poan for his efforts in connection with our December 2004 debt refinancing.

Option Grants in Last Fiscal Year

The following table sets forth grants of stock options in fiscal 2005 to the named executive officers. No stock appreciation rights have ever been granted to the named executive officers.

							Potential Realizable Value at
			Percent of Total				Assumed Annual Rates of
	Number of Securities		Options Granted				Stock Price Appreciation
	Underlying Options		to Employees in	Exercise Price	Expiration		for Option Term
Name	Granted(1)		2005	Per Share	Date		5%(2)	10%(2)
Paul S. Viviano	140,000	(3)	13.0%	$12.35	2015		$1,087,359	$2,755,581
Andrew P. Hayek	100,000	(3)	9.3%	12.35	2015		776,685	1,968,272
Howard K. Aihara	150,000	(3)	13.9%	5.56	2015		524,498	1,329,181
	20,000	(3)	1.9%	12.35	2015		155,337	393,654
R. Brian Hanson	75,000	(3)	7.0%	12.35	2015	(4)	582,514	1,476,204
Russell D. Phillips, Jr.	20,000	(3)	1.9%	12.35	2015	(5)	155,337	393,654
Nicholas A. Poan	5,000	(3)	0.5%	12.25	2015		38,834	98,414

(1)          The option grants in 2005 were made under our 1999 Equity Plan. These options were issued at fair market value on the date of grant and expire ten years from the date of grant.

(2)          We are required to use a 5% and 10% assumed rate of appreciation over the ten-year option term from the respective exercise prices of the various options. The 5% and 10% assumed annual rates of stock price appreciation related to the options granted would result in the price of our common stock increasing to $20.12 and $32.03 per share, respectively, for Messrs. Viviano, Hayek, Hanson, Phillips and Poan and the 20,000 options granted to Mr. Aihara. The 5% and 10% assumed annual rates of stock appreciation related to the 150,000 options granted to Mr. Aihara would result in the price of our common stock increasing to $9.06 and $14.42, respectively. This does not represent our projection of the future stock price.

(3)          The options vest 5% on the first anniversary of the grant date; 20% on the second anniversary of the grant date; and 25% on each of the third through fifth anniversaries of the grant date.

(4)          The options granted to Mr. Hanson in fiscal year 2005 were forfeited on Mr. Hanson’s final day of employment, November 1, 2005

(5)          The unvested options granted to Mr. Phillips in fiscal year 2005 were forfeited on Mr. Phillips’s final day of employment, February 3, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table presents information with respect to options exercised by each of the named executive officers in 2005, as well as the unexercised options to purchase our common stock granted under the 1999 Equity Plan and the 1997 Option Plan to the named executive officers and held by them as of December 31, 2005. The value of unexercised in-the-money options as of fiscal year end is based upon last reported sales price of the Company Common Stock on December 31, 2005, of $5.95 per share.

	Shares		Number of Shares Underlying Unexercised		Value of Unexercised In-The-Money Options
	Acquired	Value	Options at Year-End		at Fiscal Year-End
Name and Principal Position	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul S. Viviano	—	—	506,000	754,000	$353,680	$599,920
Chairman of the Board
and Chief Executive Officer
Andrew P. Hayek	—	—	204,000	376,000	609,120	773,280
President and
Chief Operating Officer
Howard K. Aihara	—	—	40,500	194,500	17,190	91,560
Executive Vice President
and Chief Financial Officer
R. Brian Hanson	—	—	35,000	—	61,600	—
Former Executive Vice
President and Chief Financial Officer
Russell D. Phillips, Jr.	—	—	120,500	86,500	186,580	66,120
Former Executive Vice
President, General Counsel and Secretary
Nicholas A. Poan	—	—	1,500	6,500	1,500	1,500
Vice President and
Corporate Controller

Employment Arrangements

We have entered into employment agreements with Messrs. Viviano and Hayek, effective May 9, 2005, and with Mr. Aihara, effective December 1, 2005. The agreements provide for the following base salaries, subject to adjustment by the Board of Directors from time to time: $465,000 per year in 2005 for Mr. Viviano, $300,000 per year in 2005 for Mr. Hayek, and $210,000 per year in 2006 for Mr. Aihara. The agreements provide that the executives are entitled to receive cash bonuses based upon our achievement of certain operating and/or financial or other goals, with an annual target bonus amount for Mr. Viviano equal to 80% of his then-current annual base salary, and annual target bonus amounts for Messrs. Hayek and Aihara equal to 75% of their then-current annual base salaries. The bonus plan is adopted and administered by the compensation committee of the Board of Directors. The agreements also provide for expense reimbursement, participation in employee benefits arrangements, and a monthly automobile allowance of not less than $800, in the case of Mr. Viviano, and $600, in the case of Messrs. Hayek and Aihara.

The agreements of Messrs. Viviano and Hayek have terms of two years, and Mr. Aihara’s agreement has a term of nine months. Under each agreement, the term automatically extends by three months on the last day of each quarterly period unless either we or the executive gives notice of a desire to modify or terminate the agreement at least thirty days prior to the quarterly extension date. We may terminate the executive’s employment at any time and for any reason and the executive may resign at any time and for any reason. Following termination of the executive’s employment without cause, as a result of death or disability, or following his resignation with good reason, the employment agreement obligates us to:

•       pay any earned but unpaid salary, benefits or bonuses;

•       continue to provide benefits for a two year period (a nine month period, in the case of Mr. Aihara) at least equal to those received prior to severance; and

•       provide the executive with outplacement services the scope and provider of which shall be mutually agreed upon by us and the executive.

In addition, following such termination of Mr. Viviano’s or Mr. Hayek’s employment, the terminated executive would receive, over time, an amount equal to twice the sum of his then-current annual salary and his actual bonus earned for the last completed calendar year. Following such termination of Mr. Aihara’s employment, Mr. Aihara would receive, over time, an amount equal to nine-months of his then-current annual salary.

If we terminate the executive’s employment for cause, or he resigns without good reason, or the executive’s employment terminates due to death or disability, we must pay the executive (or his estate in the case of death) any earned but unpaid salary, benefits or bonuses. In the event of termination due to the executive’s disability, we will continue to provide for a period of two years (a nine month period, in the case of Mr. Aihara) from the commencement of such disability benefits at least equal to those he would otherwise have received.

Under the employment agreements:

•       “cause” means the executive’s conviction of a felony, conviction of stealing funds or property from us or otherwise engaging in fraudulent conduct against us, engaging in knowing and willful misconduct which is materially injurious to us, failure or refusal to comply with the directions of our Board in way materially injurious to us, or repeated failure or refusal to comply with the directions of our Board.

•       “good reason” means reduction of the executive’s base salary, the assignment of any duties inconsistent in any material respect with the executive’s positions, authority, duties or responsibilities provide for under his agreement, our material failure to comply with the agreement after notification of the noncompliance, requiring the executive to change the location of his principal office in a manner inconsistent with the amended agreement, our notification to the executive that we do not wish to renew the term of his agreement, or, in the case of Messrs. Viviano and Hayek, otherwise subjecting the executive to abusive, critical or adversarial conditions such that there is a material worsening of the general quality of his job conditions immediately prior to such change.

Effective November 1, 2005, we entered into a General Release and Separation Agreement with R. Brian Hanson, our Executive Vice President and Chief Financial Officer. Pursuant to the agreement, Mr. Hanson resigned from all positions as an officer of Alliance and as an officer or board member of any of our affiliates. Pursuant to the agreement, we agreed to pay Mr. Hanson approximately nine months of Mr. Hanson’s current base salary and the bonus he would otherwise be eligible to receive for the calendar year ending December 31, 2005, pro rated for the period ending November 1, 2005. Mr. Hanson retained the right to receive an unpaid portion of his 2004 bonus, which is payable following our 2006 and 2007 fiscal years. We also agreed to reimburse Mr. Hanson for his COBRA payments for a period of nine months if he elected to continue health, dental and life insurance benefits at the same level in effect as of the resignation date. We and Viewer Holdings LLC, an affiliate of KKR, also agreed to waive various restrictions on transfer that apply under a Stockholders Agreement to 11,933 shares of our common stock held by Mr. Hanson, as well as to options to purchase an additional 35,000 shares of common stock held by Mr. Hanson and to the shares underlying the options.

On January 26, 2006, we entered into a Separation and Consulting Agreement and General Release with Russell D. Phillips, Jr., our Executive Vice President and General Counsel. Pursuant to the Agreement, Mr. Phillips resigned from all positions as an officer of Alliance and as an officer or board member of any of our affiliates effective February 3, 2006. Pursuant to the Agreement, we agreed to pay Mr. Phillips all accrued wages payable through February 3rd, and Mr. Phillips agreed to provide consulting services through December 31, 2006 at our request in consideration of aggregate payments (less applicable withholdings) of $75,000. The agreements with Messrs. Hanson and Phillips also contain general releases in our favor.

401(k) Plan

We established a tax deferred 401(k) savings plan in January 1990. Effective January 1, 2001, the 401(k) plan was amended and restated in its entirety. Currently, all employees who are over 21 years of age are eligible to participate after attaining three months of service. Employees may contribute between 1% and 25% of their annual compensation. We match 50 cents for every dollar of employee contributions up to 5% of their compensation, subject to statutory limitations. The rates of pre-tax and matching contributions may be reduced with respect to highly compensated employees, as defined in the Internal Revenue Code of 1986, as amended, so that the 401(k) plan will comply with Sections 401(k) and 401(m) of the Code. Pre-tax and matching contributions are allocated to each employee’s individual account, which are invested in selected fixed income or stock managed accounts according to the directions of the employee. An employee’s pre-tax contributions are fully vested and nonforfeitable at all times. Matching contributions vest over four years of service. An employee may forfeit unvested amounts upon termination of employment, unless the termination is because of death, disability or retirement, in which case matching contributions vest in their entirety.

Matching contributions made by us pursuant to the 401(k) plan to the named executive officers for the 2005 fiscal year are included under “All Other Compensation” in the Summary Compensation Table.

Stock Option Plans

We have issued stock options to our employees under the following three plans:

•       The 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries dated November 2, 1999, or the 1999 Equity Plan;

•       The Alliance Imaging, Inc. 1997 Stock Option Plan dated December 18, 1997, as amended, or the 1997 Option Plan; and

•       The Three Rivers Holding Corp. 1997 Stock Option Plan dated October 14, 1997, as amended, or the Three Rivers Plan.

The 1999 Equity Plan, the 1997 Option Plan and the Three Rivers Plan are collectively referred to in this proxy statement as the plans. The plans are designed to promote our interests by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in us as an incentive for them to remain in our service.

Types of Options.   The Three Rivers Plan provides for the grant of options to our employees that are not qualified as incentive stock options as defined by Section 422 of the Internal Revenue Code. The 1997 Option Plan provides for the grant of options to employees that are either incentive stock options or non-qualified stock options. The 1999 Equity Plan provides for the grant of options to employees, consultants or other persons with a unique relationship to us or our subsidiaries, and that are non-qualified stock options. If approved, the Amended and Restated 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries would add the ability to award restricted stock, restricted stock unit, stock bonus and performance-based award grants.

Options Available and Outstanding.   A total of 5,399,500 shares were reserved for issuance under the 1999 Equity Plan as of December 31, 2005, of which 3,499,775 were subject to outstanding options as of such date. As of December 31, 2005, there were options outstanding to purchase 62,500 shares under the 1997 Option Plan and 9,000 shares under the Three Rivers Plan. The 1997 Option Plan and the Three Rivers Plan were amended upon completion of our 1999 recapitalization to provide that no further options would be granted under those plans after November 2, 1999, and there are no additional shares reserved for issuance under those plans. Options under the 1997 Option Plan and the Three Rivers Plan that were not cancelled as part of the 1999 recapitalization remain outstanding subject to the terms and conditions of the 1997 Option Plan, the Three Rivers Plan and the option agreements under which they were granted, as they have been amended. All options granted under the 1997 Option Plan and the Three Rivers Plan are fully vested and exercisable.

Administration.   The Compensation Committee administers each of the plans. The Compensation Committee has authority to select the employees, consultants or others to whom options will be granted under the plans, the number of shares to be subject to those options, and the terms and conditions of the options. In addition, the Compensation Committee has the authority to construe and interpret the plans and to adopt rules for the administration, interpretation and application of the plans that are consistent with the terms of the plans. Awards granted under the 1999 Equity Plan become vested and exercisable as determined by the Compensation Committee at the time of the grant, at a price determined by the committee.

Stockholders’ Agreement.   The initial option grants and shares acquired upon exercise of such option grants made to an optionee under our 1999 Equity Plan are subject to the terms and conditions of stockholders’ agreements entered into by the optionholders. The stockholders’ agreements provide that except for limited exceptions, the optionholder may not transfer, sell or otherwise dispose of any shares prior to the fifth anniversary of the grant date.

Amendment.   The 1997 Stock Option Plan and the Three Rivers Plan may be amended or modified by our Board of Directors. The 1999 Equity Plan may be amended or modified by the Compensation Committee, and may be terminated by our Board of Directors.

Exercise of Options.   Options granted under the plans may be exercised in cash or, at the discretion of the Compensation Committee, through the delivery of previously owned shares, through the surrender of shares which would otherwise be issuable upon exercise of the option, or any combination of the foregoing. In order to use previously owned shares to exercise an option granted under the Three Rivers Plan, the optionholder must have owned the shares used for at least six months prior to the exercise of the option.

Change of Control.   Under the 1999 Equity Plan, the Compensation Committee may, in its sole discretion, provide that awards granted under the plan cannot be exercised after a change of control, in which case they will become fully vested and exercisable prior to the completion of the change of control. The committee may also provide that awards remaining exercisable after the change of control may only be exercised for the consideration received by stockholders in the change of control, or its cash equivalent. A change of control is defined in the 1999 Equity Plan as the:

•        merger or consolidation of our corporation into another corporation;

•        exchange of all or substantially all of our assets for the securities of another corporation;

•        acquisition by another corporation of 80% or more of our then outstanding shares of voting stock; or

•        recapitalization, reclassification, liquidation or dissolution of our corporation, or other adjustment or event which results in shares of our common stock being exchanged for or converted into cash, securities or other property.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2005, Messrs. Michelson and Momtazee served as members of the Compensation Committee of our Board of Directors. Messrs. Michelson and Momtazee are affiliated with KKR. See “Certain Relationships and Related Party Transactions”.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

We will address any conflicts of interest and future transactions we may have with our affiliates, including KKR, or other interested parties in accordance with applicable law. Delaware law provides that any transaction with any director or officer or other entity in which any of our directors or officers are also directors or officers, or have a financial interest, will not be void or voidable solely due to the fact of the interest or affiliation, nor because the votes of interested directors are counted in approving the transaction, so long as (i) the material facts of the relevant party and its interest are disclosed to the Board of Directors or the stockholders, as applicable, and the transaction is approved in good faith by a majority of the disinterested directors or by a specific vote of the stockholders, as applicable; or (ii) the transaction is fair to the company at the time it is authorized, approved or ratified.

KKR provides management, consulting and financial services to us and we paid KKR an annual fee of $650,000 in 2005 in quarterly installments in arrears at the end of each calendar quarter, for these services. In addition, we reimburse KKR and its affiliates for all reasonable costs and expenses incurred in connection with the management, consulting and financial services provided by KKR. We are also contractually obligated to reimburse KKR and its affiliates for all reasonable costs and expenses incurred in connection with their ownership of our shares of common stock. However, no amounts have been sought by, or paid to, KKR or its affiliates in connection with this contractual obligation.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The compensation of Alliance’s executive officers is determined by our Compensation Committee (the “Committee”) which consists of Messrs. Michelson and Momtazee. Our Board has determined that Messrs. Michelson and Momtazee both meet the independence requirements of the New York Stock Exchange listing standards. In developing the executive compensation program of Alliance, the Committee has reviewed compensation packages of various peer group companies as well as published compensation data on companies of similar size.

Compensation Philosophy

The primary components of Alliance’s executive compensation program are base salary, an annual cash incentive award based primarily on Alliance’s performance, and a long term incentive program which consists of grants of stock options. It is the philosophy of the Board of Directors of Alliance generally to set base salary and the annual incentive award comparable to the salaries and bonus paid by a selected peer group of companies. Through the use of stock options, executive officers have the opportunity to receive total compensation, including base salary, annual incentive award and long term incentives, above the executives of the same peer group of companies. This opportunity depends, in part, on the performance of Alliance’s Common Stock. This emphasis on long term incentives is intended to encourage the executives to focus on the growth of Alliance and the value of its Common Stock.

Base Salary

Base salaries for executives are set at levels consistent with the compensation philosophy, and that are considered appropriate in view of the responsibilities of each position. Individual performance is also considered. The Committee approves all salary increases for executive officers.

Annual Incentive Award

The annual incentive award program provides for cash awards to be determined shortly after audited financial results are available each fiscal year. The Committee establishes financial targets as an incentive for superior corporate performance. Each executive has a target award based on a percentage of base salary. The payout of the award to executives is based primarily on the attainment of the financial targets established at the start of the fiscal year and, on a case-by-case basis, the accomplishment of extraordinary achievements during the fiscal year. The financial targets for fiscal 2005 were not met and the payouts for our Chairman of the Board and Chief Executive Officer, our President and Chief Operating Officer, our Executive Vice President and Chief Financial Officer, and our Vice President and Corporate Controller were determined based on accomplishments during the year. The former Executive Vice President, General Counsel and Secretary and the former Executive Vice President and Chief Financial Officer did not receive a payout because they had ceased employment prior to the date that payouts were determined. Payout to the executives can range from zero to 175% of the target award based on achievement of the financial targets.

Long Term Incentive Plan Compensation

Long term incentives are addressed through grants of stock options. The Committee believes that using stock options as a long term incentive aligns the interests of the officers of Alliance with those of the stockholders. The Committee approves and recommends to the full Board all option grants for executive officers and the guidelines to be used for option grants for other management employees. Individual grants of stock options are made based on level of responsibility and individual performance.

Compensation of Chief Executive Officer

The Committee meets annually to review the performance of our Chairman and Chief Executive Officer. In January 2006, the Committee reviewed the salary of our Chief Executive Officer as well as other executive officers. In the light of: (1) the modest salary increases for executives in the healthcare industry during 2005; (2) management’s commitment to Alliance’s long-term success, and (3) Company financial performance below its operating forecasts, the Compensation Committee did not increase Mr. Viviano’s base salary for 2006. However, the Compensation Committee did elect to award Mr. Viviano a discretionary bonus in the amount of $125,000 and a stock option grant under the 1999 Plan to purchase 150,000 shares of Common Stock in consideration of management’s effective efforts to streamline operations and mitigate expected declines in certain of the Company’s markets by developing new product offerings during 2005.

Tax Treatment of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the named executive officers. The Committee intends that Alliance will generally manage its executive compensation program so as to preserve the related federal income tax deductions.

The Compensation Committee

Michael W. Michelson, Chairman
James C. Momtazee

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

During fiscal 2005, the Audit Committee of the Board of Directors consisted of three non-employee directors who met the independence requirements of the New York Stock Exchange listing standards. The Audit Committee operates under a written charter, approved and adopted by the Board, a copy of which is available at: www.allianceimaging.com / investorrelations / corporategovernance.

What are the responsibilities of management, the independent auditors and the Audit Committee?

The purpose of the Audit Committee, which is solely responsible for appointing our independent registered public accounting firm, subject to stockholder approval, is to assist the Board of Directors with its oversight responsibilities regarding: (i) the integrity of our financial statements and internal controls; (ii) our compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee’s responsibilities are limited to oversight.

Alliance’s management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Alliance’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of our annual financial statements, expressing an opinion as to the conformity of such annual financial statements with accounting principles generally accepted in the United States, auditing management’s assessment of internal controls over financial reporting as well as the effectiveness of those internal controls and reviewing our quarterly financial statements.

How does the Audit Committee carry out its responsibilities?

•       The Audit Committee has convened eight times during the year to discuss the interim and annual financial statements and Alliance’s internal controls on the financial reporting process.

•       The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2005 and met with both management and our independent registered public accounting firm, Deloitte & Touche LLP, to discuss those financial statements. Management and Deloitte & Touche LLP have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

•       The Audit Committee has received from and discussed with Deloitte & Touche LLP its written disclosure and letter regarding its independence from Alliance as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

•       The Audit Committee has also reviewed and considered whether the provision of other non-audit services by Deloitte & Touche LLP is compatible with maintaining the independent registered public accounting firm’s independence.

•       The Audit Committee has also discussed with Deloitte & Touche LLP any matters required to be discussed by Statement of Auditing Standard No. 61.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Alliance’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission. The Committee has also recommended, subject to stockholder ratification and approval, the appointment of Deloitte & Touche LLP as Alliance’s independent registered public accounting firm for fiscal year 2006.

The Audit Committee

Neil F. Dimick, Chairman
Anthony B. Helfet
Edward L. Samek

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative return on our common stock from July 27, 2001, the date on which our common stock commenced trading on the New York Stock Exchange, through December 31, 2005, as compared to the cumulative return of the S&P 500 Index and the cumulative return of the S&P Healthcare Index. The graph assumes that $100 was invested on July 27, 2001 in each of the (1) our common stock, (2) the S&P 500 Index, and (3) the S&P Healthcare Index and that all dividends (if applicable) were reinvested.

COMPARISON OF THE CUMULATIVE TOTAL RETURN AMONG
ALLIANCE IMAGING, INC., THE S&P 500 INDEX, AND
THE S&P HEALTHCARE INDEX

	Cumulative Total Return
	7/27/01	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Alliance Imaging, Inc.	100.00	93.85	40.77	28.46	86.54	45.77
S&P 500	100.00	95.44	73.14	92.43	100.75	103.77
S&P Healthcare Index	100.00	101.35	81.11	91.91	92.12	96.59

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Alliance believes that during fiscal 2005, all SEC filings of directors, officers and ten percent stockholders complied with the requirements of Section 16 of the Securities Exchange Act. This belief is based on our review of forms filed, or written notice that no forms were required.

AVAILABILITY OF CERTAIN DOCUMENTS

Alliance will mail without charge to any Stockholder upon written request a copy of Alliance’s Annual Report on Form 10-K for the year ended December 31, 2005, including the financial statements, schedules and a list of exhibits. We will also mail without charge upon written request copies of our corporate goverance guidelines and the charters of our standing Board Committees.

Our Code of Business Conduct and Ethics governing our directors, officers and employees is posted on our web site, which is located at www.allianceimaging.com (and is available in print, upon request) and we will also post on our web site any amendment to the Code of Business Conduct and Ethics and any waiver applicable to our senior financial officers, as defined in the Code, and our executive officers or directors.

Requests for the above documents should be sent to Secretary, Alliance Imaging, Inc., 1900 S. State College Boulevard, Suite 600, Anaheim, CA 92806.

By Order of the Board of Directors,
/s/ CHRISTOPHER J. JOYCE
Christopher J. Joyce
Secretary
Anaheim, California
April 28, 2006

Appendix A

1999 EQUITY PLAN
FOR EMPLOYEES OF
ALLIANCE IMAGING, INC. AND SUBSIDIARIES
(As amended and restated April 7, 2006)
(Approved by stockholders May 24, 2006)

1.                 PURPOSE OF PLAN

The 1999 Equity Plan, as amended and restated, for Employees of Alliance Imaging, Inc. and Subsidiaries (the “Plan”) is designed:

(a)   to promote the long term financial interests and growth of Alliance Imaging, Inc., a Delaware corporation (the “Company”) and its Subsidiaries by attracting and retaining management and personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)   to motivate personnel by means of growth-related incentives to achieve long range goals; and

(c)   to further the identity of interests of participants with those of the stockholders of the Company through opportunities for stock or stock-based ownership in the Company.

2.                 DEFINITIONS

As used in the Plan, the following words shall have the following meanings:

(a)   “Affiliate” means (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and (ii) with respect to the Company, also any entity designated by the Board of Directors of the Company in which the Company or one of its Affiliates has an interest, and (iii) with respect to Kohlberg Kravis Roberts & Co., L.P. (“KKR”), also any Affiliate of any partner of KKR. For purposes of the Plan, “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, and “control” shall have the meaning given such term under Rule 405 of the Securities Act.

(b)   “Award” means any right granted under the Plan, including a Stock Option award, a Restricted Stock award, a Restricted Stock Unit award, a Stock Bonus award and a Performance-Based Award.

(c)   “Award Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(d)   “Board of Directors” means the Board of Directors of the Company.

(e)   “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Committee” means the Compensation Committee of the Board of Directors or another committee of the Board of Directors designated by the Board of Directors to administer the Plan.

(g)   “Common Stock” or “Share” means $.01 par value common stock of the Company.

(h)   “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(i)    “Employee” means a person, including an officer, in the regular full-time employment of the Company or one of its Subsidiaries.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)   “Fair Market Value” means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

(l)    “Participant” means an Employee, consultant, or other person having a unique relationship with the Company or one of its Subsidiaries, to whom one or more Awards have been made and such Awards have not all been forfeited or terminated under the Plan; provided, however, a non-employee director of the Company or one of its Subsidiaries may not be a Participant.

(m)  “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Sections 6 and 7, but which is subject to the terms and conditions set forth in Section 8. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(n)   “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: [net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.]  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(o)   “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(p)   “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(q)   “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(r)    “Restricted Stock” means restricted shares of Common Stock granted pursuant to Section 6 of the Plan.

(s)    “Restricted Stock Unit” means a right to receive a specified number of shares of Common Stock pursuant to Section 7(a).

(t)    “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

(u)   “Stock Bonus” means the right to receive a bonus of Common Stock for past services pursuant to Section 7(b) of the Plan.

(v)   “Stock Options” means the “Non-Qualified Stock Options” described in Section 5.

(w)  “Subsidiary” means any corporation (or other entity) other than the Company in an unbroken chain of entities beginning with the Company if each of the entities, or group of commonly controlled entities, other than the last entity in the unbroken chain, then owns stock (or other equity interest) possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

3.                 ADMINISTRATION OF PLAN

(a)   The Plan shall be administered by the Committee. The members of the Committee shall consist solely of individuals who are both “non-employee directors” as defined by Rule 16b-3 promulgated under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code, to the extent that the Company and its Employees are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power, authority and the discretion to administer, construe and interpret the Plan and Award Agreements, to make rules for carrying out the Plan and to make changes in such rules. Any such interpretations, rules, and administration shall be made and done in good faith and consistent with the basic purposes of the Plan.

(b)   The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Awards to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

(c)   The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. Subject to the terms and conditions of the Plan and any applicable Award Agreement, all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.                 ELIGIBILITY

The Committee may from time to time make Awards under the Plan to such Employees, consultants, or other persons having a unique relationship with the Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Awards may be made under the Plan to non-employee directors of the Company or any of its Subsidiaries. Awards may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Award Agreement shall contain provisions dealing with the treatment of Awards in the event of the termination, death or disability of the Participant, and may also include provisions concerning the treatment of Awards in the event of a change in control of the Company.

5.                 STOCK OPTION AWARDS

From time to time, the Committee will grant options to purchase Common Stock which are not “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. At the time of grant, the Committee shall determine, and shall have specified in the Stock Option Award Agreement or other Plan rules, the option exercise period, the option exercise price, and such other conditions or restrictions on the grant or exercise of the Stock Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan and Stock Option Award Agreement, Stock Options granted under this Section 5 (i) may not be exercised more than 10 years after the date granted and (ii) may not have an option exercise price less than 85% of the Fair Market Value of Common Stock on the date the option is granted. Payment of the option exercise price shall be made in cash or, with the consent of the Committee, in shares of Common Stock (including shares acquired by contemporaneous exercise of other Stock Options), or a combination thereof, in accordance with the terms of the Plan, the Stock Option Award Agreement and any applicable guidelines of the Committee in effect at the time.

6.                 RESTRICTED STOCK AWARDS

(a)   The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b)   Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(c)   The Committee may establish the exercise or purchase price, if any, of any Restricted Stock; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law. The Committee may determine that Participants in the Plan may be awarded Restricted Stock in consideration for past services actually rendered to the Company for its benefit.

(d)   Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (i) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (ii) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(e)   Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

7.                 OTHER TYPES OF AWARDS

(a)   The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

(b)   The Committee is authorized to make Awards of Stock Bonuses to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Stock Bonuses shall be evidenced by an Award Agreement.

(c)   Except as otherwise provided herein, the term of any Award of a Restricted Stock Unit or Stock Bonus shall be set by the Committee in its discretion.

(d)   The Committee may establish the exercise or purchase price, if any, of any Restricted Stock Unit or Stock Bonus Award; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law. The Committee may determine that Participants in the Plan may be awarded a Restricted Stock Unit or Stock Bonus in consideration for past services actually rendered to the Company for its benefit.

(e)   An Award of a Restricted Stock Unit or Stock Bonus shall only be exercisable or payable while the Participant is an Employee or consultant, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of a Restricted Stock Unit or Stock Bonus may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(f)    All Awards under this Section 7 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

8.                 PERFORMANCE-BASED AWARDS

(a)   Purpose. The purpose of this Section 8 is to provide the Committee the ability to qualify Awards other than Stock Options and that are granted pursuant to Sections 6 and 7 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 8 shall control over any contrary provision contained in Sections 6 and 7; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 8.

(b)   Applicability. This Section 8 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c)   Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Sections 6 and 7 which may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such

Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d)   Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e)   Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

9.                 LIMITATIONS AND CONDITIONS

(a)   Subject to Section 11, the number of Shares available for Awards under the Plan shall be 6,325,000 shares of the authorized Common Stock as of the effective date of the Plan. Unless restricted by applicable law, Shares related to Awards that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for Awards.

(b)   No Participant shall be granted, in any calendar year, Awards to purchase more than 2,000,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 11 and 12. For purposes of this Section 9(b), if a Stock Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 11 and 12), the canceled Stock Option will be counted against the limit set forth in this Section 9(b). For this purpose, if the exercise price of a Stock Option is reduced, the transaction shall be treated as a cancellation of the Stock Option and the grant of a new Stock Option.

(c)   No Awards shall be made under the Plan beyond ten years after the effective date of the Plan, as amended and restated on April 7, 2006, but the terms of Awards made on or before the expiration thereof may extend beyond such expiration. At the time an Award is made or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(d)   Nothing contained herein shall affect the right of the Company or any Subsidiary to terminate any Participant’s employment at any time or for any reason.

(e)   Except as otherwise prescribed by the Committee, the amounts of the Awards for any employee of a Subsidiary, along with interest, dividends, and other expenses accrued on deferred Awards shall be charged to the Participant’s employer during the period for which the Award is made. If the Participant is employed by more than one Subsidiary or by a combination of the Company and a Subsidiary during the period for which the Award is made, the Participant’s Award and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

(f)    Other than as specifically provided by will or by the applicable laws of descent and distribution or the terms of any applicable trust, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(g)   Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable or otherwise acquired in connection with any Award unless and until certificates representing any such Shares have been issued by the Company to such Participants; provided, however, that no delay in the issuance of certificates due to be issued hereunder representing any such Shares shall operate to impair or prejudice any Participant’s rights to participate in a corporate transaction providing for the disposition of such Shares.

(h)   No election as to benefits or exercise of Stock Options, Restricted Stock, Restricted Stock Units, Stock Bonuses, Performance-Based Awards or other rights may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(i)    Absent express provisions to the contrary, no Award under the Plan shall be deemed “compensation” for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(j)    Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

10.          TRANSFERS AND LEAVES OF ABSENCE

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or a Subsidiary during such leave of absence.

11.          ADJUSTMENTS

In the event of any change in the outstanding Common Stock (including an exchange for cash) by reason of a stock split, reverse stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Committee shall adjust appropriately the number and kind of Shares subject to the Plan and available for or covered by Awards and Share prices related to outstanding Awards, and make such other revisions to outstanding Awards as it deems are equitably required. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

12.          MERGER, CONSOLIDATION, EXCHANGE, ACQUISITION, DISTRIBUTION, LIQUIDATION OR DISSOLUTION

In its sole discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Award, the Committee may provide that such Award cannot be exercised after the consummation of the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company’s then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such Award or by a resolution adopted prior to the consummation of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to the consummation of such transaction or event, such Award shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 9(c)) and that, upon the consummation of such event, such Award shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Award shall remain exercisable after any such event, from and after such event, any such Award shall be exercisable only for the kind and amount of cash, securities and/or other property, or the cash equivalent thereof (net of any applicable exercise price), receivable as a result of such event by the holder of a number of shares of stock for which such Award could have been exercised immediately prior to such event.

In the event of a “spin-off” or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company’s Common Stock, the Committee shall in its discretion make an appropriate and equitable adjustment to any Award exercise price to reflect such diminution.

13.          AMENDMENT AND TERMINATION

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with the Plan; provided, that, except for adjustments under Section 11 or 12 hereof, no such action shall modify such Award in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Award. The Board of Directors may amend, suspend or terminate the Plan.

14.          WITHHOLDING TAXES

The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of an Award that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Award Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Award Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock (including shares acquired by contemporaneous exercise of other Stock Options).

15.          REGISTRATION

(a)   If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act, or engaged in a Public Offering (as defined below), (i) the Company shall use reasonable efforts to register the Awards and the Common Stock to be acquired on exercise of the Awards on a Form S-8 Registration Statement or any successor to Form S-8 to the extent that such registration is then available with respect to such Awards and Common Stock and (ii) the Company will use reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) thereunder, to the extent required from time to time to enable the Participant to sell shares of Common Stock without registration under the Securities Act within the limitations of the exemptions provided under any applicable rule or regulation of the SEC. Notwithstanding anything contained in this Section 15, the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder. Nothing in this Section 15 shall be deemed to limit in any manner otherwise applicable restrictions on sales of Common Stock.

(b)   As used herein the term “Public Offering” shall mean the sale of shares of Common Stock to the public pursuant to a registration statement under the Securities Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form) which results in an active trading market in the Common Stock.

16.          EFFECTIVE DATE AND TERMINATION DATES

The Plan as amended and restated by the Board of Directors on April 7, 2006 shall be effective on and as of the date of its approval by the stockholders of the Company and shall terminate on May 24, 2016, subject to earlier termination by the Board of Directors pursuant to Section 13.

17.          SECTION 409A

To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

* * * * * * * * * *

I hereby certify that the foregoing Plan was duly amended and restated by the Board of Directors of Alliance Imaging, Inc. and approved by the shareholders of the Company on May 24, 2006. Executed on this ____ day of May, 2006.

Christopher J. Joyce, Senior Vice President and Secretary

ALLIANCE IMAGING, INC.

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2006

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholders of Alliance Imaging, Inc. (the “Company”) hereby nominate, constitute and appoint Christopher J. Joyce and Howard K. Aihara, or any one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Annual Meeting of Stockholders of Alliance Imaging, Inc. (the “Annual Meeting”) to be held at the Company’s headquarters at 1900 S. State College Blvd., Suite 600, Anaheim, CA 92806, on Tuesday, May 24, 2006 at 10:00 a.m., Pacific time, and at any and all adjournments thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

 This proxy will be voted “FOR” the election of the nominee unless authority to do so is withheld for the nominee or for any other nominee. Unless “AGAINST” or “ABSTAIN” is indicated, this proxy will be voted “FOR” approval of the Amended and Restated 1999 Equity Plan and “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm .. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

IMPORTANT: Continued and to be signed on the reverse side.

\*/ Please Detach and Mail in the Envelope Provided \*/

☒	Please mark your
votes as indicated
in this example.

		FOR THE NOMINEE	WITHHOLD				FOR	AGAINST	ABSTAIN
		(EXCEPT AS INDICATED	AUTHORITY
		TO THE CONTRARY)	TO VOTE FOR THE
NOMINEE LISTED
1.	ELECTION OF DIRECTOR. Class II Term will expire in 2009	☐	☐	Nominee: Anthony B. Helfet	2.	APPROVAL OF THE AMENDED AND RESTATED 1999 EQUITY PLAN. To approve the Amended and Restated 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)					3.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2006.

							☐	☐	☐

4.

OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at the present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting.

The Board of Directors recommends a vote “FOR” the election of the nominee for director, “FOR” approval of the Amended and Restated 1999 Equity Plan and “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. If any other business is properly presented at such meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

The undersigned hereby ratifies and confirms all that said attorneys and Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice.

			Date:	, 2006
Signature		Signature if held jointly

NOTE: Please date this proxy and sign above as your name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Partnership proxies should be signed by an authorized partner. Personal representatives, executors, administrators, trustees or guardians should give their full titles.